UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 29, 2008

NORTHWEST INDIANA BANCORP
(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

9204 Columbia Avenue
Munster, Indiana	46321
(Address of principal executive offices)	(Zip Code)

(219) 836-4400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On December 29, 2008, Northwest Indiana Bancorp (the “Bancorp”) and its subsidiary Peoples Bank SB (the “Bank”) entered into amended and restated employment agreements with David A. Bochnowski, Chairman and Chief Executive Officer of the Bancorp, and with Joel Gorelick, President and Chief Administrative Officer of the Bancorp.

In each case, amendments were made to effect changes complying with the requirements and final regulations of Section 409A of the Internal Revenue Code if 1986, which regulates agreements with elements of deferred compensation.  Definitions of “termination of employment,” “disability,” and “change of control” complying with the requirements of Section 409A were added to the agreements.  Provisions were also added to ensure that the timing and form of distributions under the contracts comply with Section 409A.  In Joel Gorelick’s case, his severance payment upon a change of control of the Bancorp was changed to a lump sum payment instead of an amount payable over three years.  The commencement of certain benefits was also made subject to Section 409A’s six-month deferral rules for payments to specified employees.  In David Bochnowski’s agreement, clarifications concerning expense reimbursements and in-kind benefits were added to comply with Section 409A.

The revised agreements are attached as exhibits hereto and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Employment Agreement between Peoples Bank SB, Northwest Indiana Bancorp and David A. Bochnowski

10.2	Amended and Restated Employment Agreement between Peoples Bank SB, Northwest Indiana Bancorp and Joel Gorelick

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2008

NORTHWEST INDIANA BANCORP

By:	/s/ Robert T. Lowry
Name: Robert T. Lowry
Title: Chief Financial Officer and Senior Vice President

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between Peoples Bank SB, Northwest Indiana Bancorp and David A. Bochnowski

10.2	Amended and Restated Employment Agreement between Peoples Bank SB, Northwest Indiana Bancorp and Joel Gorelick